                                                   ===========================
                                                             DRAFT
                                                         DATED: 4/16/99
                                                   ===========================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)



                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement         [ ] Confidential, for Use of the
[ ] Definitive Additional Materials        Commission Only (as permitted)
[ ] Soliciting Material Pursuant to        by Rule 14a-6(e)(2)
Rule 14a-11(c) or Rule 14a-12


                               ATRION CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                        THE ATRION STOCKHOLDER COMMITTEE
                                 Jerry A. Howard
                                R. Scott Nieboer
   --------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         -------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         -------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         -------------------------------------------------------------------

         (5)  Total Fee Paid:

         -------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         ------------------------------------------------------------------

         (2)  Form, Schedule or Registration Statement No.:

         ------------------------------------------------------------------

         (3)  Filing Party:

         ------------------------------------------------------------------

         (4)  Date Filed:

         ------------------------------------------------------------------

  PRELIMINARY PROXY         SUBJECT TO COMPLETION           APRIL ___, 1999


                          PROXY STATEMENT IN SUPPORT OF
                        THE ATRION STOCKHOLDER COMMITTEE
                        104 Woodmont Boulevard, Suite 200
                               NASHVILLE, TN 37205
                                 (615) 279-9102

                             IN CONNECTION WITH THE
                     1999 ANNUAL MEETING OF STOCKHOLDERS OF

                               ATRION CORPORATION
                              ONE ALLENTOWN PARKWAY
                                 ALLEN, TX 75002

                            TO BE HELD ON ____, 1999

         This Proxy Statement and the enclosed BLUE proxy card are being furnished to stockholders of Atrion Corporation ("Atrion" or the "Company") in connection with the solicitation of proxies by The Atrion Stockholder Committee (the "Committee"), Jerry A. Howard and R. Scott Nieboer, for use at the 1999 Annual Meeting of Stockholders of the Company and at any adjournments thereof (the "1999 Annual Meeting"). The Company has not yet announced the date, time, place or the record date of the 1999 Annual Meeting, but the Committee expects that the Company will provide such information in due course. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the 1999 Annual Meeting.

         Leading the Committee is Mr. Jerry A. Howard, the former President, Chief Executive Officer and Chairman of the Board of Directors of the Company. Mr. Howard has historically been a long term supporter of the Company and its management, however, Mr. Howard has become increasingly concerned about the decline in the stock price of the Company, and believes the current environment represents an appropriate time for the Company to pursue a course of action aimed at maximizing stockholder value in a timely fashion

         THIS SOLICITATION IS BEING MADE BY THE COMMITTEE IN OPPOSITION TO THE INCUMBENT BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY.

         THE COMMITTEE BELIEVES ITS PLAN, AS OUTLINED AND DESCRIBED HEREIN, WILL DELIVER THE MAXIMUM PRESENT VALUE FOR YOUR SHARES OF COMMON STOCK. IN ORDER TO BEGIN TO IMPLEMENT THE PLAN, THE COMMITTEE BELIEVES THAT THE COMMITTEE NOMINEES MUST HAVE REPRESENTATION ON THE COMPANY'S BOARD OF DIRECTORS. ACCORDINGLY, YOU ARE URGED TO VOTE TO REPLACE THE INCUMBENT DIRECTORS WHO WILL STAND FOR REELECTION AT THE 1999 ANNUAL MEETING WITH THE COMMITTEE'S NOMINEES (MESSRS. HOWARD AND NIEBOER) BY MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED. AS THERE WILL LIKELY BE ONLY TWO DIRECTORS ELECTED AT THE 1999 ANNUAL MEETING, OUT OF A TOTAL OF SEVEN DIRECTORS, THERE CAN BE NO ASSURANCE THAT THE COMMITTEE'S NOMINEES WILL BE ABLE TO CONVINCE THE BOARD TO ADOPT THEIR PROPOSALS AND IMPLEMENT THE PLAN. IF THEY DO NOT SUCCEED, THE COMMITTEE INTENDS TO NOMINATE ADDITIONAL DIRECTORS TO STAND FOR ELECTION AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS TO REPLACE THE INCUMBENT DIRECTORS STANDING FOR REELECTION AT SUCH MEETING.

         Any stockholder who executes and delivers such proxy will have the right to revoke it at anytime before it is exercised, by filing with the Committee c/o The Atrion Stockholder Committee, 104 Woodmont Boulevard, Suite 200, Nashville, TN 37205, or with the Secretary of the Company at its principal executive offices at One Allentown Parkway, Allen, TX 75002, an instrument revoking it or a duly executed proxy bearing a later date, or by appearing in person and voting at the 1999 Annual Meeting.

         This Proxy Statement is first being sent or given to one or more stockholders on or about April __, 1999. According to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998, there were 2,825,953 shares of Common Stock outstanding on March 18, 1999, and, unless otherwise indicated, references herein to the percentage of outstanding shares of Common Stock owned by any person were computed based upon such number of outstanding shares. Each share of Common Stock is entitled to one vote.

                                    IMPORTANT

         CAREFULLY REVIEW THIS PROXY STATEMENT AND THE ENCLOSED MATERIAL. YOUR VOTE IS IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE VOTE FOR THE ELECTION OF THE COMMITTEE'S NOMINEES BY SIGNING, MARKING, DATING AND PROMPTLY MAILING THE ENCLOSED BLUE PROXY CARD.

         IF YOU OWN SHARES OF THE COMPANY BUT YOUR STOCK CERTIFICATE IS HELD FOR YOU BY A BROKERAGE FIRM, BANK OR OTHER INSTITUTION, IT IS VERY LIKELY THAT THE STOCK CERTIFICATE IS ACTUALLY IN THE NAME OF SUCH BROKERAGE FIRM, BANK OR OTHER INSTITUTION. IF SO, ONLY SUCH ENTITY CAN EXECUTE A BLUE PROXY CARD AND VOTE YOUR SHARES OF COMMON STOCK. THE BROKERAGE FIRM, BANK OR OTHER INSTITUTION HOLDING THE SHARES FOR YOU IS REQUIRED TO FORWARD PROXY MATERIALS TO YOU AND SOLICIT YOUR INSTRUCTIONS WITH RESPECT TO THE GRANTING OF PROXIES; IT CANNOT VOTE YOUR SHARES UNLESS IT RECEIVES YOUR SPECIFIC INSTRUCTIONS.

         THE COMMITTEE REQUESTS THAT YOU VOTE ONLY THE BLUE PROXY CARD PROVIDED BY THE COMMITTEE AND THAT YOU NOT RETURN ANY PROXY CARD PROVIDED TO YOU BY THE COMPANY EVEN TO VOTE AGAINST THE CURRENT BOARD'S SLATE OF INCUMBENT DIRECTORS. RETURNING ANY PROXY CARD PROVIDED TO YOU BY THE COMPANY COULD REVOKE THE BLUE PROXY CARD THAT YOU SIGN, DATE AND MAIL.

         BY SIGNING, DATING AND MAILING THE BLUE PROXY CARD YOU, AS OWNERS OF THE COMPANY, WILL SEND A MESSAGE TO THE BOARD OF DIRECTORS THAT YOU ARE IN FAVOR OF MAXIMIZING STOCKHOLDER VALUE IN A TIMELY FASHION.

         If you have any questions about giving your proxy or require assistance in voting your shares, please call:

                        THE ATRION STOCKHOLDER COMMITTEE
                        104 WOODMONT BOULEVARD, SUITE 200
                               NASHVILLE, TN 37205
                                 (615) 279-9102

                         THE COMMITTEE AND ITS NOMINEES

         The Committee was formed on April 10, 1999 in response to its members' concern about the price of the Company's Common Stock. The Committee is presently comprised of its founding members; Jerry A. Howard, the former President, Chief Executive Officer and Chairman of the Board of Directors of the Company and R. Scott Nieboer, an investment banking executive, each of whom are stockholders of the Company. The Committee is deemed to be the beneficial owner of 50,400 shares or 1.78% of the Common Stock of the Company. (See "Reasons for the Solicitation")

         From December 1984 through October 1998, Jerry A. Howard served the Company in various executive capacities, including President, Chief Executive Officer and Chairman of the Board of Directors. In January 1998, Mr. Howard resigned as the Company's Chairman, but remained its Chief Executive Officer until October 1998, to oversee the Company's transition from a natural gas company to a medical device company. In October 1998, Mr. Howard resigned as the Company's Chief Executive Officer and a member of the Board of Directors.

         R. Scott Nieboer has been engaged in the securities business for the past twelve years. From July 1986 to February 1988, Mr. Nieboer was employed by Merrill Lynch & Co. in New York. From February 1988 to October 1998, Mr. Nieboer was employed by J.C. Bradford & Co., an investment-banking firm located in Nashville, TN. While at J.C. Bradford & Co., Mr. Nieboer held the title of partner and was manager of the firm's proprietary arbitrage trading activities. In October 1998, Mr. Nieboer resigned as a partner of J.C. Bradford & Co. to form a new company, 5th Market, Inc., which is designing an electronic securities trading network for use by institutional investors.

                           BACKGROUND OF THE PROPOSAL

         As more fully discussed below, the Committee is soliciting proxies in connection with the 1999 Annual Meeting for the election of Jerry A. Howard and
R. Scott Nieboer (the "Committee Nominees") to the Board of Directors of the Company.

         From December 1984 until October 1998, Jerry A. Howard served in various executive capacities including President, Chief Executive Officer and Chairman of the Board of Directors of the Company. During much of this period, the Company was engaged in natural gas related businesses.

         In April 1994, the Company began to diversify its operations by acquiring its Atrion Medical Products subsidiary from Ryder International for $14.3 million, which subsidiary designs, develops, manufactures and sells proprietary products for the medical products industry.

         In May 1996, the Company further expanded its operations into the medical products business by purchasing Halkey-Roberts for $11.7 million. This subsidiary designs, develops, manufactures and sells proprietary medical device and inflation control components.

         Due to the changed environment resulting from the deregulation of the natural gas industry, the Company's Board of Directors decided to divest its natural gas businesses. The sale of the Company's principle natural gas related assets was consummated in May 1997; however, the Company retained ownership of a 22 mile long oxygen pipeline that operates between Decatur, Alabama and Courtland, Alabama.

          In January 1998, the Company consummated the purchase of Quest Medical Products, a manufacturer of cardiovascular and specialized intravenous fluid delivery products for approximately $23.7 million.

         In January 1998, Mr. Howard resigned as the Company's Chairman of the Board, but remained as the Company's President and Chief Executive Officer to oversee the transition of the Company to a manufacturer and marketer of medical related products.

         On October 6, 1998, after almost 14 years of service with the Company Mr. Howard resigned from the Board of Directors and as the Company's President & Chief Executive Officer. Following his resignation Mr. Howard has held conversations with several other stockholders, who have expressed concern regarding the price of the Company's Common Stock, and about alternative means of achieving maximum value for all stockholders.

         Mr. Howard, along with the other member of the Committee, now believe that a business strategy involving the ongoing operation of the Company will provide less value to stockholders on a net present value basis when compared to a strategy involving the sale of the Company or its component businesses to companies seeking a strategic position, additional product lines or additional capacity in the various industries in which the Company operates. The Committee believes that such a change in strategy could only be accomplished by obtaining representation on the Company's Board of Directors and using its best efforts to convince a majority of the Directors to effect such sale or sales.

         On March 12, 1999, Mr. Howard delivered a letter to the Company's Secretary at its principal executive offices in Allen, TX, pursuant to Sections
1.15 of Article One of the Company's By-laws which, among other things, notified the Company of his intent to nominate Directors for election to the Company's Board at the next annual stockholders' meeting in opposition to the nominees put forth by the Company's current Board of Directors.

         On March 22, 1999 the Company initiated a tender offer to purchase 400,000 shares of its Common Stock in a Dutch Auction at prices between $8.00 and $10.00 per share.

            In its offer to purchase, the Company stated that "The Board of Directors believes that the Shares are undervalued at the present time and that the purchase of Shares is an attractive use of the Company's financial resources."

         The Company's Common Stock closed at $8.00 per share on March 16, 1999, the day before the announcement of the tender offer.

                          REASONS FOR THE SOLICITATION

         The Committee was formed to initiate actions to enhance stockholder value on a timely basis by offering stockholders an alternate slate of nominees in opposition to the Company's nominees at the 1999 Annual Meeting. Jerry A. Howard, who is heading the Committee, has historically been a long-term supporter of the Company, past member of the Company's management team and Board of Directors, and has been a stockholder since 1985. The Committee is deeply concerned about the current market value of the Company's common stock.

SEVERE DECLINE IN THE MARKET VALUE OF COMMON STOCK

         On May 30, 1997, the date the Company completed the sale of its principal natural gas businesses, the price of the Company's Common Stock was $13.875 per share. Since that time, the Common Stock of the Company has declined by approximately 41% to 8.125, which was the closing price of the stock on March 11, 1999, the date preceding Mr. Howard's notification to the Company of his intent to nominate Directors at the 1999 Annual Meeting. For illustrative purposes, the following graph compares a hypothetical $1.00 investment in the Company's Common Stock to that of a hypothetical $1.00 investment made in the Media General Index of Medical Instruments and Supplies, both hypothetical investments being made on May 30, 1997.

        COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY AND PEER GROUP

                5/30/97   6/30/97     9/30/97   12/31/97   3/31/98   6/30/98  9/30/98  12/31/98  3/11/99
ATRION Corp       100      113.51      99.74     101.33     82.16     64.82     57.06    58.43     59.34
MG Group Index    100      105.21     108.84     104.31     125.4    121.88    111.87   134.72    146.36

VALUATION DISCREPANCY

         Due to the decline in the price of the Company's Common Stock, the Committee believes that there exists a significant discrepancy between the current market price of the Company's Common Stock and the intrinsic value of the Company's underlying businesses.

         The valuation methodologies used by the Committee included: 1) a discounted cash flow analysis using certain information from publicly available financial statements and certain assumptions and projections applied to those statements, 2) a comparison of selected financial information of the Company with similar information from publicly held companies in the industry, and 3) a comparison of selected financial information of the Company with information from a group of recent company acquisition transactions occurring in the industry and similar industries.

LACK OF STRATEGIC OR SYNERGISTIC MIX OF BUSINESSES

         Although most of the Company's businesses are medical related, the Committee believes the various businesses which are part of and comprise the Company lack a strategic fit and synergy. The Committee believes that each of the component parts of the Company's business would be attractive as an acquisition candidate to a larger entity in a related industry who would be able to consolidate various overlapping functions and benefit from potential cost savings from the operations of those businesses.

THE COMMITTEE'S PLAN

         The Committee believes that the most attractive alternative for increasing the value of the Common Stock, on a net present value basis, may be through the sale of the Company or its component businesses. The Committee believes that the two members of the current Board of Directors who are standing for reelection at the 1999 Annual Meeting, and perhaps those who will stand for election at the annual meeting of stockholders in 2000, will have to be replaced with its own nominees if it is to achieve its goal of maximizing stockholder value.

         If the Committee is successful in having its nominees elected to the Company's Board of Directors at the 1999 Annual Meeting, the Committee Nominees intend to use their best efforts to influence a sale of the Company or its component businesses in an effort to provide stockholders with the maximum net present value per share for each share of Common Stock owned. As there will likely be only two Directors elected at the 1999 Annual Meeting, out of a total of seven Directors, there can be no assurance that the Committee's nominees will be able to convince the Board to adopt their proposals and implement the Plan. If they do not succeed, the Committee intends to nominate additional Directors to stand for election at the annual meeting of stockholders in 2000 to replace the incumbent Directors standing for reelection at such meeting.

         NO ASSURANCE CAN BE GIVEN THAT A SALE, DIVESTITURE OR OTHER EXTRAORDINARY TRANSACTION CAN BE ACCOMPLISHED OR WOULD RESULT IN ACHIEVING FULL VALUE FOR STOCKHOLDERS.

         BY MARKING, DATING, SIGNING AND MAILING THE ENCLOSED BLUE PROXY CARD, YOU WILL BE VOTING FOR A SLATE OF NOMINEES COMMITTED TO PROVIDING STOCKHOLDERS WITH AN ALTERNATIVE BUSINESS PLAN AIMED AT MAXIMIZING THE VALUE OF YOUR HOLDINGS IN THE COMMON STOCK OF THE COMPANY.

         YOUR VOTE IS EXTREMELY IMPORTANT. THE COMMITTEE URGES YOU NOT TO DELAY IN CASTING YOUR VOTE IN FAVOR OF THE COMMITTEE'S NOMINEES.

                       PROPOSAL FOR ELECTION OF DIRECTORS

         The Committee is soliciting the proxies of stockholders for the election of the Committee's Nominees, Jerry A. Howard and R. Scott Nieboer, as Directors of the Company at the 1999 Annual Meeting, to serve until their successors are duly elected and qualified.

         On March 12, 1999, Jerry A. Howard provided written notice to the Company of his intent to nominate himself and R. Scott Nieboer for election to the Board. Such notice was provided pursuant to Section 1.15 of Article One of the Company's By-laws which sets forth certain requirements for stockholders intending to nominate candidates for election to the Board, including, in general, the requirement that a notice containing specified information be submitted to the Company not more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting of stockholders (May 12, 1998). For information concerning the nominees, see "The Committee Nominees" below.

            In accordance with the Company's Certificate of Incorporation and by-laws, the number of Directors of the Corporation is fixed by resolution adopted by a majority of the entire Board. The Directors are to be divided into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, members of one of the classes, on a rotating basis, are elected for a three-year term. Based on information contained in reports filed by the Company with the Securities and Exchange Commission, the Board is currently comprised of eight Directors, but the Company intends to reduce the size of its Board of Directors to seven effective at the 1999 Annual Meeting. Therefore, the Committee believes it is the Company's intention to nominate two Directors to stand for election at the 1999 Annual Meeting.

THE COMMITTEE NOMINEES

         Each of the Committee Nominees has consented to serve as a director if elected. The members of the Committee have entered into an Agreement pursuant to which they have agreed to nominate each other as directors at the 1999 Annual Meeting, to share the expenses of the proxy solicitation campaign, and to indemnify each other against certain liabilities arising out of the proxy solicitation campaign. The information below concerning age, principal occupation, Directorships and beneficial ownership of Common Stock has been furnished by the respective nominees.

-------------------------------------------------------------------------------------------------------------------------
       NAME AND ADDRESS          AGE                       PRINCIPAL OCCUPATION                       NUMBER OF SHARES
                                                                                                     BENEFICIALLY OWNED
-------------------------------------------------------------------------------------------------------------------------
Jerry A. Howard                   56    From December 1984 to October 1998, Mr. Howard was              30,400
3011 Country Club Drive                 employed by Atrion Corporation in an executive capacity.
McKinney, TX 75070                      During this period, Mr. Howard held various titles
                                        including President, Chief Executive Officer and Chairman
                                        of the Board of Directors. From October 1998 to present,
                                        Mr. Howard has been self-employed and engaged in the
                                        management of his personal investments.
-------------------------------------------------------------------------------------------------------------------------
R. Scott Nieboer                  37    From 1986 to 1988, Mr. Nieboer was employed by Merrill          20,000
217 Lynwood Terrace                     Lynch & Co. in New York. From 1988 to October 1998, Mr.
Nashville, TN 37205                     Nieboer was employed by J.C. Bradford & Co., an
                                        investment-banking firm located in Nashville, TN. At J.C.
                                        Bradford & Co., Mr. Nieboer held the title of Partner and
                                        was manager of the firm's proprietary arbitrage trading
                                        operations. In October 1998, Mr. Nieboer left J.C.
                                        Bradford & Co. to form a new company, 5th Market, Inc.,
                                        which will specialize in electronic trading systems for
                                        institutional investors.
-------------------------------------------------------------------------------------------------------------------------

         All transactions in securities of the Company engaged in by any member of the Committee during the past two years are summarized on Appendix A.

                           VOTING AND PROXY PROCEDURES

              The presence, in person or by proxy, of a majority of the outstanding shares of the Company's Common Stock will constitute a quorum at the 1999 Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter properly presented at that meeting. Directors of the Company are elected by a plurality of the votes cast by the stockholders entitled to vote at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as Directors. Consequently, election of the Committee Nominees requires the affirmative vote of a plurality of the votes cast in the election at the Annual Meeting, assuming a quorum is present or otherwise represented at the Annual Meeting. All other matters submitted at the Annual Meeting will be determined by a majority of the votes cast.

         Abstentions and broker non-votes will be counted as present and represented at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes, however, will have no effect on the outcome of the election of Directors. If no directions are given and the signed BLUE Proxy Card is returned, the attorneys-in-fact appointed in the proxy will vote the shares of Common Stock represented by that BLUE Proxy Card FOR the election of the Committee Nominees. In instances where brokers are prohibited from exercising customary discretionary authority for beneficial owners who have not returned proxies to the brokers, those shares of Common Stock will not be counted in the vote total.

         Stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. IF YOU WERE A STOCKHOLDER OF RECORD ON THE RECORD DATE, YOU WILL RETAIN THE VOTING RIGHTS IN CONNECTION WITH THE ANNUAL MEETING EVEN IF YOU SELL OR SOLD YOUR SHARES OF THE COMPANY'S COMMON STOCK AFTER THE RECORD DATE.

         Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date or grant a proxy to vote such shares whether or not you still own such shares.

         The Committee believes that two Directors are to be elected at the 1999 Annual Meeting to hold office until the 2002 annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Committee is soliciting your proxy in support of the election of the Committee Nominees. If you wish to vote for the Committee Nominees by proxy, you must submit the BLUE Proxy Card furnished to you by the Committee and must NOT submit the Board of Directors' white Proxy Card. If a stockholder submits both a BLUE Proxy Card and the Company's white Proxy Card, only the latest dated proxy will be counted.

         Remember, only your latest dated, validly executed proxy will count. Therefore, even if you have already returned a white management proxy card, YOU CAN SUPPORT THE COMMITTEE NOMINEES BY RETURNING A LATER DATED BLUE PROXY CARD. If you choose to return a BLUE proxy card, please do not subsequently return any white proxies, even to vote against management's Board slate, as that white proxy may revoke the BLUE proxy you have submitted.

         Any stockholder giving a proxy may revoke it at any time before it is voted by attending the 1999 Annual Meeting and voting his or her shares of the Company's Common Stock in person, by giving written notice to the Secretary of the Company at One Allentown Drive, Allen, TX stating that the proxy has been revoked, or by delivery of a proxy bearing a later date. An executed proxy card may be revoked at any time before its expiration by marking, dating, signing and delivering a written revocation before the time that the action authorized by the executed proxy becomes effective. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy card, which is properly completed, will constitute a revocation of an earlier consent. Although a revocation is effective if delivered to the Company, the Committee requests that either the original or photostatic copies of all revocations of all white proxies be mailed or delivered to The Atrion Stockholder Committee, 104 Woodmont Boulevard, Suite 200, Nashville, TN 37205, so that it will be aware of all revocations and can more accurately determine the validity of received proxies.

STOCKHOLDERS OF RECORD ON THE RECORD DATE ARE ELIGIBLE TO VOTE ON THE MATTERS DISCUSSED ABOVE. THE COMMITTEE RECOMMENDS THAT ANYONE OWNING SHARES OF THE COMPANY'S COMMON STOCK BENEFICIALLY (BUT NOT OF RECORD), SUCH AS A PERSON WHOSE OWNERSHIP OF SHARES IS THROUGH A BROKER, BANK OR OTHER FINANCIAL INSTITUTION, SHOULD INSTRUCT THAT BROKER, BANK OR FINANCIAL INSTITUTION TO EXECUTE THE BLUE PROXY CARD ON HIS OR HER BEHALF OR TO HAVE THE BROKER, BANK OR FINANCIAL INSTITUTION'S NOMINEE EXECUTE THE BLUE PROXY CARD.

                        SOLICITATION OF PROXIES; EXPENSES

         Proxies may be solicited by the Committee, its members and by its agents by mail, telephone, telegraph and personal solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the Company's Common Stock that such institutions hold of record.

         The entire expense of preparing and mailing this Proxy Statement, and the total expenditures relating to the solicitation of proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, consultants, accountants, public relations, transportation and litigation) will be borne by the Committee.

         The Committee estimates that its total expenditures relating to this proxy solicitation will be approximately $100,000. Total expenditures to date relating to this proxy solicitation have been approximately $35,000. In the event that the Committee is successful in electing its nominees to the Company's Board, the Committee intends to seek reimbursement from the Company for its expenses in connection with this proxy solicitation.

    CERTAIN INFORMATION CONCERNING THE COMMITTEE, ITS NOMINEES AND THE OTHER
                        PARTICIPANTS IN THE SOLICITATION

         Information concerning Jerry A. Howard and R. Scott Nieboer (collectively, the "Committee") who are each "participants in the solicitation" as defined in the proxy rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and their affiliates and associates, is set forth on Appendix A hereto.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         The Company and Mr. Howard are parties to an agreement entered into at the time of Mr. Howard's resignation from the Company pursuant to which Mr. Howard is entitled to receive certain monies from the Company throughout 1999.

                             ADDITIONAL INFORMATION

         Stockholders are referred to the Company's Proxy Statement with respect to the compensation and remuneration paid and payable and other information related to the Company's officers and Directors, beneficial ownership of the Company's securities and the procedures for submitting proposals for consideration at the 2000 Annual Meeting of Stockholders of the Company. Certain information contained herein is based on, or incorporated by reference to, the Company's Proxy Statement. The Committee is not aware that any of such information is inaccurate or incomplete.

                                   APPENDIX A

                  COMMITTEE MEMBER'S PURCHASE AND SALES HISTORY

The following table provides information regarding the purchase and sales of each member of the Committee for the prior two years:

================================================================================================
                DATE                     NATURE OF TRANSACTION          NUMBER OF SHARES
================================================================================================
1/27/99                               Purchase by Jerry A. Howard              400
------------------------------------------------------------------------------------------------
7/24/98                               Purchase by Jerry A. Howard            1,961
------------------------------------------------------------------------------------------------
7/16/98                               Purchase by Jerry A. Howard           10,000
------------------------------------------------------------------------------------------------
1/25/99                               Purchase by R. Scott Nieboer           2,000
------------------------------------------------------------------------------------------------
1/29/99                               Purchase by R. Scott Nieboer           1,500
------------------------------------------------------------------------------------------------
2/5/99                                Purchase by R. Scott Nieboer           5,000
------------------------------------------------------------------------------------------------
2/19/99                               Purchase by R. Scott Nieboer           3,500
------------------------------------------------------------------------------------------------
3/15/99                               Purchase by R. Scott Nieboer           8,000
------------------------------------------------------------------------------------------------

                                                                      Appendix A

                    PRELIMINARY COPY--FOR THE INFORMATION OF

                   THE SECURITIES AND EXCHANGE COMMISSION ONLY

                               ATRION CORPORATION

                               1999 ANNUAL MEETING

              SOLICITATION IN OPPOSITION TO THE COMPANY'S NOMINEES

         THIS PROXY IS SOLICITED ON BEHALF OF THE ATRION STOCKHOLDER COMMITTEE, JERRY A. HOWARD AND R. SCOTT NIEBOER (COLLECTIVELY, THE "COMMITTEE"), FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON , 1999, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

         THE UNDERSIGNED hereby constitute(s) and appoint(s) Jerry A. Howard and
R. Scott Nieboer and each of them with authority to act without the other, as attorneys and proxies, with full power of substitution, to represent and to vote all shares of the common stock of Atrion Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the above stated Annual Meeting, and at any postponement or adjournment thereof, as instructed below. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy.

      --------------------------------------------------------------------
                            1. ELECTION OF DIRECTORS

                   The Atrion Stockholder Committee nominees:

               The Committee recommends a vote FOR the election of
                      the Committee Nominees listed below:

                      Jerry A. Howard and R. Scott Nieboer

           FOR the two nominees  [ ]         WITHHOLD AUTHORITY   [ ]
           listed above (except as marked    to vote for the two nominees
           to the contrary below)            listed above

     Instruction: To withhold authority to vote for any individual nominee, mark FOR above and write that nominee's name in the space provided below.

      --------------------------------------------------------------------

         This Proxy will be voted in accordance with the undersigned stockholder's directions hereon. In the absence of such directions, the Proxy will be voted FOR the election of the Committee Nominees specified above.

         As to such other matters as properly may come before the Annual Meeting, this Proxy will be voted by the proxies named above according to their discretion.

--------------------------------------------------------------------------------

                               Dated: __________________________________________

                               Signature:_______________________________________

                               Title: __________________________________________

                               Signature if held Jointly:_______________________

                              Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administer, trustee, guardian, or corporate executor give full title as such. If a corporation, sign in corporate name by authorized person. If a partnership, sign in partnership name by authorized person.

----------------------------------------------- --------------------------------

         PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.